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                                                                  EXHIBIT 10.114

                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

      THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (the "Agreement") by and between GOODY'S FAMILY CLOTHING, INC., a Tennessee corporation (the "Company"), and EDWARD R. CARLIN (the "Executive") dated September _____, 2005.

                                   WITNESSETH

      WHEREAS, the Company and Executive entered into an Employment Agreement dated May 20, 1998 (the "Employment Agreement") and a First Amendment to Employment Agreement dated January 30, 2002 (the "First Amendment").

      WHEREAS, the Employment Agreement provided for the employment of Executive as the Executive Vice President, Chief Financial Officer of the Company.

      WHEREAS, the Executive's annual incentive target bonus had heretofore been increased, by action of the Compensation Committee of the Board of Directors, from 40% of Base Salary to 60% of Base Salary, effective as of January 31, 1999.

      WHEREAS, the Executive's Base Salary had heretofore been increased, by action of the Compensation Committee of the Board of Directors, effective as of February 1, 2004, to $420,000.

NOW, THEREFORE, in consideration of the foregoing premises and the promises and covenants of the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. The Executive's Base Salary was increased to $460,000, effective as of February 1, 2005.

2. Subsection 5(c) of the Employment Agreement and First Amendment is hereby deleted in its entirety and is restated as follows:

      "(c) Short Term Incentive Plan Bonus. The Company has established a "Short Term Incentive Plan" (the "Incentive Plan") under which the Executive shall be eligible to participate for each fiscal year he holds the position stated in Section 2 and shall be eligible to receive an annual incentive target bonus of not less than 60% of Base Salary based on performance and other specific objectives adopted by the Compensation Committee of the Board (the "Incentive Bonus")."

3. Subsection 5(g), which was added by the First Amendment, is deleted in its entirety.

4. Capitalized terms utilized herein shall have the same meaning ascribed to them in the Employment Agreement and First Amendment ( jointly, the "Employment Agreement") unless expressly stated otherwise. Except as hereinabove amended, the Employment Agreement shall be and remain in

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      full force and effect and the parties hereby ratify and affirm the terms, covenants and conditions thereof.

         IN WITNESS WHEREOF, the Executive has hereunto set his hand and the Company has caused this Agreement to be executed in its name and its behalf on September _____, 2005.

COMPANY:                                          EXECUTIVE:

GOODY'S FAMILY CLOTHING, INC.                     EDWARD R. CARLIN

_____________________________________             By: __________________________
Robert M. Goodfriend                                  Edward R. Carlin
Chairman and Chief Executive Officer